UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  March 24, 2016

CROWDGATHER, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-52143	20-2706319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

23945 CALABASAS ROAD, SUITE 115, CALABASAS, CA  91302

(Address of Principal Executive Offices) (Zip Code)

(818) 435-2472

Registrant's telephone number, including area code

______________________________________________________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

Sale of Plaor, Inc.

On March 18, 2016, CrowdGather, Inc., a Nevada corporation (the “Registrant,” “Crowdgather,” the “Company,” “our,” or “we”) completed a Stock Purchase Agreement (“SPA”) to sell our subsidiary Plaor, Inc. (“Plaor”) to Native Games America, LLC (“NGA”). Total consideration offered was $3,500,000 in aggregate including cash, debt and liability assumption as well as deferred payments. The terms of the sale included an upfront cash payment of $200,000, the assumption of approximately $1,800,000 of CrowdGather debt, assumption of approximately $500,000 of Plaor liabilities, and a deferred payment of nearly $1,000,000 twelve months following the closing of the sale.    Immediately prior to closing, CrowdGather held approximately $2,600,000 net intangible asset value and $1,800,000 of goodwill related to the purchase of Plaor.  As a result we expect to record a loss of approximately $900,000 related to this transaction.

On November 24, 2015 we accepted a non-binding bid to sell our subsidiary Plaor, Inc. (“Plaor”) to Native Games America, LLC (“NGA”). A definitive Stock Purchase Agreement was closed on March 18, 2016 During our consideration of the terms and further discussion we received $164,000 in advance of the sale of Plaor to NGA prior to January 31, 2016, reflected in our financial statements as current liabilities. Those funds were taken as reductions of total consideration allocated between the $200,000 cash payment and the approximately $500,000 of Plaor liabilities with $12,000 and $152,000 to each respectively.

Cash Payment

A part of the total consideration paid to us for the sale of Plaor we received $200,000 in cash. During the course of our consideration of the terms of the sale we received $20,000 in advance of the sale. Upon closing we received the remaining $180,000.

Plaor Liabilities

At the time of the closing Plaor held approximately $500,000 of liabilities. These liabilities included approximately $60,000 on a line of credit with Facebook, $140,000 of accounts payable, $264,000 of deposits by NGA in advance of the sale of Plaor, and other liabilities. All of Plaor’s outstanding liabilities remained Plaor liabilities in the sale of Plaor, effectively being assumed by the purchaser.

CrowdGather Debt

Approximately $1,800,000 of our debt was assumed by NGA as a component of the consideration paid by NGA for the sale of Plaor. This debt was largely comprised of our secured notes entered into during November and December 2014. It also included a secured note entered into in July 2016. As part of the assumption of debt NGA assumed these notes and all accrued interest.

Deferred Payment

As part of the consideration paid by NGA for Plaor, we are entitled to a payment of approximately $1,000,000 (the “Deferred Payment”) with six (6) equal payments beginning in May 2017. The Deferred Payment will be reflected in our financial statements as a note receivable maturing in October 2017. We have pledged these funds to Vinay Holdings, one of our note holders, to secure our debt with them.

Divestiture Considerations

The terms of the sale did provide us with not only working capital but also reduced our overall debt by approximately $2,300,000, or approximately 43% of our total liabilities. In addition, a future deferred payment of nearly $1,000,000 (which has been pledged) will further reduce our liabilities by another 18% of our total liabilities if and when paid. In total, the sale of Plaor facilitates the reduction of our total liabilities as of the time of this report by approximately 61%.

Plaor specialized in developing highly scalable multi-platform social games that are available on Facebook, Google Play, and the Apple App Store.  Plaor’s initial social gaming platform was a simulated casino environment referred to as Mega Fame Casino wherein individual gamers are able to play online casino style games socially with other players from around the world. Unlike traditional casinos or their online counterparts, the betting on Mega Fame was virtual and no real money bets were accepted and there was no ability for a player to redeem their winnings for cash.

Although we operated MegaFame casino at near breakeven operating levels we found it difficult to raise the capital necessary to service historical debt payments and fund the required player acquisition strategy we deemed necessary to allow Plaor to reach its full potential. Those challenges combined with an increasingly competitive market fueled by consolidation posed what we believed were significant future challenges to our strategic initiative to grow the social games business at the rate we determined was needed.

In evaluating the offer and sale of Plaor we considered many important factors including the current and on going negative cash flow of the operations, the difficulties encountered raising additional working capital in such a condition, including the extremely high cost of such capital, and the additional time and working capital needed to achieve positive cash flow and more favorable operating conditions. In addition to the operating factors, we also considered the approximately $1,800,000 of direct debt relief, $500,000 of other current liability relief, and potential of more than $900,000 for additional debt relief included as part of the consideration in the sale of Plaor, Inc. as relevant to our decision.

We believe that the sale of Plaor, Inc may help shareholder value by allowing the company to refocus on its core business of forums and social network. With the assignment of more than 40% of our existing debt and the potential to offset and reclassify 15% more of our debt we believe that we have achieved a more efficient capital structure with considerably less financial leverage and, as a result, have achieved a meaningful reduction of financial risk levels as opposed to our former leverage levels.

With the sale of the Plaor gaming asset, CrowdGather continues to hold over $4,000,000 of forum publishing assets generating approximately $450,000 in annualized revenues.  We intend to focus on procuring additional financing and achieving break even from operations by the end of calendar 2016. The Company is also in discussions with the owners of cannabis related media and digital assets with an eye towards building a larger portfolio of properties in this sector as a major growth initiative at the Company and to complement CrowdGather's remaining business.

Assumed Debt from which CrowdGather, Inc. has been released

The specific notes assumed by NGA in connection with the sale of Plaor, Inc. are summarized below.

Notes and Warrant Purchase Agreements

Notes Assumed By Purchaser

Instrument Date	Principal Value

Nov. 20, 2014	$100,00
Nov. 21, 2014	$150,000
Dec. 01, 2015	$1,100,000
Dec. 02, 2015	$200,000

Total	$1,550,000

In the cases of each instrument summarized in the table above and detailed in the paragraphs below we determined the embedded warrants attached to the notes meet the definition of a derivative under ASC 815 and require bifurcation and are accounted for as separate embedded derivatives.  We have estimated the fair market value of the embedded derivatives of the notes as the difference between the fair market value of the notes with the conversion feature and the fair market value of the notes without the conversion feature associated with the embedded derivative, in both cases using relevant market data. In the case of the fair market value of the notes with the conversion feature, a binomial lattice model was used utilizing a discount rate based on variable conversion probability. In the case of the fair market value of the notes without the conversion feature associated with the embedded derivative, a discounted cash flow approach was used. The key valuation assumptions used consist of the price of our common stock, a risk free interest rate based on the average yield of a similarly termed Treasury Note and the historical volatility of our common stock over a period of similar length to the term of the instrument, all as of the measurement dates. The embedded derivatives were recorded on the balance sheet at their estimated fair values. Debt discounts are amortized over the life of the debt using the effective interest rate method. The fair value of the embedded derivative will be measured and recorded at fair value each subsequent reporting period and changes in fair value will be recognized in the statement of operations as a gain or loss on derivative

We have recorded each of the instruments’ derivative liability balances on our balance sheet in the Derivative liabilities account; the carrying amount of each host contract has been recorded in Notes payable, net of discount; on our statement of operations we have recorded gains (losses) resulting from fair value adjustments in Change in fair value of derivative liabilities; we have recognized the amortization costs in Interest expense, net

Modifications of Secured Notes and Warrant Purchase Agreements

On November 20, 2014 and November 21, 2014, we entered into two Note and Warrant Purchase Agreements  with two investors (“Investors”) providing for the purchase of Secured Promissory Notes (“Notes”) in the aggregate principal amount of $250,000 and warrants to purchase an aggregate amount of 1,250,000 shares of our common stock (the “Warrants”). The Notes were issued on November 20, 2014 and November 21, 2014, respectively. The Notes bear interest at the rate of 12% per annum and were due and payable one year from the date of issuance. The investors have granted waivers of default valid until April 17, 2016 and the notes are currently in good standing. The Warrants grant the Investors the right to purchase five shares of our common stock for every one dollar of principal of the Notes purchased by the Investors at an exercise price equal to 110% of the closing price of our common stock on the date of investment.  The Warrants have an exercise term equal to five years and are exercisable commencing on November 20, 2014 and November 21, 2014, respectively. In connection with the issuance of the Notes, we entered into a security agreement with the Investors to secure the timely payment and performance in full of our obligations pursuant to the Notes. Each of these notes has been assumed by NGA as part of the sale of Plaor, Inc. The full carrying value and accrued interest have been extinguished as a result of the sale while the warrants and related derived liabilities will remain with CrowdGather, Inc.

On December 2, 2014, we entered a Note and Warrant Purchase Agreement with one investor providing for the purchase of a Secured Promissory Note (“Note”) in the principal amount of $200,000 and warrants to purchase 1,000,000 shares of our common stock (the “Warrants”). The Note was issued and funded on December 2, 2014. The Note bears interest at the rate of 12% per annum and was due and payable one year from the date of issuance. The investors have granted waivers of default and the notes are currently in good standing. The Warrants grant the investor the right to purchase five shares of our common stock for every one dollar of principal of the Note purchased by the investor at an exercise price of $0.11 per share which is equal to 110% of the closing price of our common stock on the date of investment.  The Warrants have an exercise term equal to five years and are exercisable commencing on the date of issuance. In connection with the issuance of the Note, we entered into a security agreement with the investor to secure the timely payment and performance in full of our obligations pursuant to the Note, which has now been assumed by the purchaser. The full carrying value and accrued interest have been extinguished as a result of the sale while the warrants and related derived liabilities will remain with CrowdGather, Inc.

Modification of Exchange Notes and Warrant Purchase Agreements

On December 1, 2014, we entered into a separate exchange agreement with each holder (collectively, the “Holders”) of (i) shares of our Series B Preferred Stock (“Preferred Stock”), and (ii) warrants to purchase 10,000,000 shares of our common stock issued in connection with the Preferred Stock (the “Old Warrants”) pursuant to which we issued Secured Promissory Notes (“Exchange Notes”) in the aggregate principal amount of $1,100,000 and warrants to purchase 5,500,000 shares of our common stock (the “Exchange Warrants”) to the Holders in the amounts as specified in the separate Exchange Agreements in exchange for all of the issued and outstanding Preferred Stock and all of the Old Warrants held by the Holders. Following the consummation of the transactions contemplated by each Exchange Agreement, the Preferred Stock and Old Warrants were no longer outstanding, and we removed from reservation 30,000,000 shares of common stock underlying the Preferred Stock and Old Warrants. The Notes bear interest at the rate of 12% per annum and were due and payable one year from the date of issuance.  The investors have granted waivers of default and the notes are currently in good standing. The Exchange Warrants grant the Holders the right to purchase five shares of our common stock for every one dollar of principal of the Exchange Notes issued to the Holders at an exercise price equal to $0.11 per share.  The Exchange Warrants have an exercise term equal to five years and are exercisable commencing on December 3, 2014. In connection with the issuance of the Exchange Notes, we entered into a security agreement with the Holders to secure the timely payment and performance in full of our obligations pursuant to the Exchange Notes, which Notes have been assumed by the purchaser. The full carrying value and accrued interest have been extinguished as a result of the sale while the warrants and related derived liabilities will remain with CrowdGather, Inc.

Item 8.01 Other Events

On March 18, 2016 we entered into an amendment and extension agreement of our Note with Iconic Holdings, LLC providing for an extension under the terms of the Note of the earliest conversion date to April 20, 2016 , in consideration for a payment to Iconic of $25,000. This is not affected by the sale of the Plaor, Inc. asset

Item 9.01 Exhibits.

(b) Pro forma financial information.

CROWDGATHER, INC.
EXPLANATORY NOTE TO PRO FORMA FINANCIAL STATEMENTS

On March 18, 2016, the Company completed a stock purchase agreement pursuant to which the Company sold 100% of its interest in its subsidiary Plaor, Inc. to Native Games America, LLC.

CROWDGATHER, INC.

UNAUDITED PRO FORMA BALANCE SHEET

JANUARY 31, 2016

	AS OF JANUARY 31, 2016 (UNAUDITED)	PRO FORMA ADJUSTMENTS (resulting from the sale)	PRO FORMA COMBINED
ASSETS
Current assets
Cash	$24,000	$156,000	$180,000
Accounts receivable	142,000	(73,000)	69,000
Investments	21,000	-	21,000
Inventory	32,000	-	32,000
Prepaid expenses and deposits	42,000	(18,000)	24,000
Total current assets	261,000	65,000	326,000

Property and equipment, net of accumulated depreciation of $644,000 and $625,000 respectively	22,000	(9,000)	13,000
Notes Receivable		974,000	974,000
Intangible and other assets, net of accumulated amortization of $1,406,000 and $813,000 respectively	7,058,000	(2,660,000)	4,398,000
Goodwill	1,817,000	(1,817,000)	-

Total assets	$9,158,000	$(3,447,000)	$5,711,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$359,000	$(139,000)	$220,000
Line of credit	130,000	(130,000)	-
Deferred revenue	389,000		389,000
Accrued vacation	102,000	(67,000)	35,000
Other accrued liabilities	322,000	(199,000)	123,000
Convertible notes payable, net of discount	547,000		547,000
Derivative liabilities	224,000		224,000
Notes payable, net of discount	3,082,000	(2,228,000)	854,000
Notes payable to related parties, net of discount	299,000		299,000

Total current liabilities	5,454,000	(2,763,000)	2,691,000

Stockholders’ equity
Common stock, $0.001 par value, 975,000,000 shares authorized, 120,036,572 and 117,283,509 issued and outstanding, respectively	120,000		120,000
Additional paid-in capital	36,383,000		36,383,000
Accumulated deficit	(32,770,000)	(684,000)	(33,454,000)
Accumulated other comprehensive loss	(29,000)		(29,000)

Total stockholders’ equity	3,704,000	(684,000)	3,020,000

Total liabilities and stockholders’ equity	$9,158,000	$(3,447,000)	$5,711,000

CROWDGATHER, INC.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED JANUARY 31, 2016

	Nine Months Ended JANUARY 31, 2016	PRO FORMA ADJUSTMENTS		PRO FORMA COMBINED

Revenue	$1,708,000		$(1,353,000)	$355,000

Cost of revenue	367,000		(365,000)	2,000

Gross profit	1,341,000		(988,000)	353,000

Operating expenses
Payroll and related expenses	940,000		(577,000)	363,000
Stock based compensation	97,000			97,000
General and administrative	1,699,000		(578,000)	1,121,000
Legal settlements, net	-			-
Loss on disposal of assets			851,000	851,000
Total operating expenses	2,736,000		(304,000)	2,432,000

Loss from operations	(1,395,000)		(684,000)	(2,079,000)

Other income (expense), net
Stated interest and issuance (expense)	(290,000)			(290,000)
Debt discount (expense), net fair value adjustment	(389,000)			(389,000)
Gain (Loss) on notes payable	(124,000)			(124,000)
Other interest (expense)	(4,000)			(4,000)
Total Other income (expense), net	(807,000)			(807,000)

Net loss before provision for income taxes	(2,202,000)		(684,000)	(2,886,000)

Provision for income taxes	1,000			1,000

Net loss	$(2,203,000)		(684,000)	$(2,887,000)

Weighted average shares outstanding- basic and diluted	118,507,093			118,507,093

Net loss per share – basic and diluted	$(0.02)	$		$(0.02)

The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Exhibit
10.1	Form of Stock Purchase Agreement (final)